Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces

Increased Second Quarter and Year-to-date 2018 Earnings

Dunmore, Pa., July 20, 2018/Globe Newswire/—FNCB Bancorp, Inc. (NASDAQ: FNCB), the parent company of Dunmore-based FNCB Bank (the “Bank”), reported net income of $2.412 million, or $0.14 per basic and diluted share, for the second quarter of 2018, an increase of $620 thousand, or 34.6%, compared to net income of $1.792 million, or $0.11 per basic and diluted share, for the same quarter of 2017. Net income for the six months ended June 30, 2018 increased $442 thousand, or 11.1%, to $4.431 million, or $0.26 per basic and diluted share, from $3.989 million, or $0.24 per basic and diluted share, for the comparable six-month period of 2017. Earnings for the second quarter and year-to-date periods were impacted favorably by improved net interest income and lower income tax expense. Partially offsetting these positive factors were increases in the provision for loan and lease losses and non-interest expense and lower non-interest income.

Annualized return on average assets was 0.79% and 0.75%, respectively, for the three and six months ended June 30, 2018, compared to 0.65% and 0.71%, for the respective periods of 2017. Annualized return on average equity was 11.23% and 10.34%, respectively, for the three- and six-month periods ended June 30, 2018, compared to 7.60% and 8.66%, respectively, for the comparable periods in 2017. Dividends declared and paid were $0.04 per share for the second quarter and $0.08 per share for the year-to-date period of 2018, which represented a 33.3% increase compared to $0.03 per share and $0.06 per share, respectively, for the three and six months ended June 30, 2017. The dividend pay-out ratio for the six months ended June 30, 2018 was 30.3%, compared to 25.1% for the same period of 2017.

Second Quarter 2018 Performance Highlights:

●	Tax-equivalent net interest income increased 13.9% and 12.6%, comparing the second quarter and year-to-date periods of 2018 and 2017, respectively;
●	Tax-equivalent yield on earning assets for the second quarter of 2018 improved 30 basis points compared to the same quarter of 2017;
●	Efficiency ratio for six months ended June 30, 2018 improves to 66.32% from 73.38% for same period of 2017;
●	Year over year growth in total loans, net of net deferred costs and unearned income, of $127.3 million, or 17.5%;
●	Closing stock price increased $1.08 per share, or 13.8%, year over year;
●	FNCB Bancorp, Inc. added as a member of the Russell Microcap® Index effective June 25, 2018;
●	Opened new state-of-the-art branch office located in Plains Township, Pennsylvania.

“We are very pleased with the strong demand for our loan products that we experienced in the second quarter of 2018,” stated Gerard A. Champi, President and Chief Executive Officer. “Our expansion into the Lehigh Valley market area and additions to both retail and commercial lending staff has proved successful in generating solid, organic loan growth,” continued Mr. Champi. “The strong demand, coupled with higher earning-asset yields, translated into nearly 20% growth in year-to-date interest income year-over-year. For the second half of 2018, we will be focused on effectively managing our funding costs amid this very challenging rate environment,” concluded Mr. Champi.

Summary Results for the Three and Six Months Ended June 30, 2018

Tax-equivalent net interest income was $9.4 million for the second quarter of 2018, an increase of $1.1 million, or 13.9%, from $8.2 million for the same quarter of 2017. Similarly, tax-equivalent net interest income for the six months ended June 30, 2018 increased $2.0 million, or 12.6%, to $18.3 million compared to $16.3 million for the same six-month period of 2017. The improvement for both the quarter and year-to-date periods were largely due to growth in average earning assets and higher earning-asset yields, partially offset by higher funding costs. Average earning assets grew $123.7 million, or 12.1%, and $86.4 million, or 8.3%, comparing the quarter and year-to-date periods ended June 30, 2018 and 2017, respectively. Tax-equivalent earning-asset yields improved 30 basis points for the second quarter and 34 basis points for the six months ended June 30, 2018 over the same periods of 2017. For the three months ended June 30, 2018, the cost of funds increased 31 basis points to 0.84% from 0.53% for the same period of 2017. Similarly, the cost of funds increased 26 basis points to 0.76% from 0.50% comparing the year-to-date periods of 2018 and 2017. The tax-equivalent net interest margin remained stable at 3.26% for the quarterly periods ended June 30, 2018 and March 31, 2018. For purposes of presenting net interest income, earning-asset yields and net interest margin information on a tax-equivalent basis, tax-free interest income is adjusted using the statutory federal corporate income tax rate of 21.0% for 2018 and 34.0% for 2017.

Non-interest income totaled $1.5 million for the three months ended June 30, 2018, compared to $2.0 million for the comparable period of 2017. For the six months ended June 30, 2018, non-interest income amounted to $3.0 million, a decrease of $0.5 million, or 15.2%, compared to $3.6 million for the same period of 2017. The decrease in non-interest revenue for the second quarter and year-to-date periods resulted primarily from a reduction in net gains realized on the sale of available-for-sale investment securities.

Non-interest expense was relatively stable, increasing by $26 thousand, or 0.4%, comparing for the three months ended June 30, 2018 and 2017. Comparing the six months ended June 30, 2018 and 2017, non-interest expense increased $330 thousand, or 2.4%. The increase in non-interest expense resulted primarily from higher salaries and employee benefits expense related to staffing additions within FNCB Bank’s retail and commercial lending and credit administration units.

Asset Quality

Total non-performing loans increased $1.1 million to $3.5 million at June 30, 2018 from $2.4 million at March 31, 2018. However, year-over-year non-performing loans decreased $0.2 million from $3.7 million at June 30, 2017. The increase from March 31, 2018 was primarily attributable to one commercial relationship that was placed on non-accrual status. The ratio of non-performing loans to total loans was 0.41% at June 30, 2018, compared to 0.30% at March 31, 2018 and 0.50% at June 30, 2017. Despite the increase in non-performing loans from the previous quarter end, FNCB’s asset quality compared favorably to the peer average of 0.61% at March 31, 2018, the most recent data reported for bank holding companies having assets between $1.0 billion and $3.0 billion. The allowance for loan and lease losses as a percentage of gross loans was 1.11% at June 30, 2018, 1.18% at March 31, 2018 and 1.16% at June 30, 2017.

Financial Condition

Total assets increased $77.0 million, or 6.6%, to $1.239 billion at June 30, 2018 from $1.162 billion at December 31, 2017. The increase in total assets primarily reflected growth in loans, net of net deferred costs and unearned income, of $84.7 million, or 11.0%, to $855.4 million at June 30, 2018 from $770.6 million at December 31, 2017. Total deposits decreased $47.2 million, or 4.7%, to $955.2 million at June 30, 2018 from $1.002 billion at December 31, 2017. The decrease in deposits was primarily attributable to cyclical net outflows of public funds. The strong loan demand, coupled with the decrease in total deposits, resulted in greater reliance on wholesale funding. As a result, FHLB of Pittsburgh advances increased $129.3 million, or 287.5%, to $174.3 million at June 30, 2018 from $45.0 million at the end of 2017.

Total shareholders’ equity decreased $2.1 million, or 2.3%, to $87.1 million at June 30, 2018 from $89.2 million at December 31, 2017. The reduction in capital resulted primarily from a $5.3 million increase in accumulated other comprehensive loss related to depreciation in the fair value of available-for-sale debt securities, net of deferred taxes, and year-to-date dividends declared of $1.3 million. Partially offsetting these decreases was net income of $4.4 million for the six months ended June 30, 2018. Despite the decrease in capital, FNCB remains well capitalized with total risk-based capital and Tier I leverage ratios of 11.31% and 7.69%, respectively, at June 30, 2018.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of the FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 100 years, FNCB Bank continues as Northeastern Pennsylvania’s premier community bank – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB operates through 16 branch offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to making our customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2017.

[FNCB provides tabular information as follows]

FNCB Bancorp, Inc.
Selected Financial Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2018	2018	2017	2017	2017
Per share data:
Net income (fully diluted)	$0.14	$0.12	$(0.36)	$0.14	$0.11
Cash dividends declared	$0.04	$0.04	$0.04	$0.03	$0.03
Book value	$5.18	$5.17	$5.32	$5.82	$5.76
Tangible book value	$5.18	$5.17	$5.32	$5.82	$5.76
Market value:
High	$10.00	$9.98	$7.99	$8.00	$8.13
Low	$8.01	$7.01	$6.54	$7.41	$6.35
Close	$8.88	$9.24	$7.30	$7.57	$7.80
Common shares outstanding	16,817,097	16,766,600	16,757,963	16,757,963	16,757,963

Selected ratios:
Annualized return on average assets	0.79%	0.70%	(2.09% )	0.80%	0.65%
Annualized return on average shareholders' equity	11.23%	9.44%	(24.98% )	9.27%	7.60%
Efficiency ratio	63.94%	68.78%	73.42%	65.09%	72.81%
Tier I leverage ratio	7.69%	7.80%	7.74%	8.10%	7.99%
Total risk-based capital to risk-adjusted assets	11.31%	11.70%	12.08%	12.17%	12.53%
Average shareholders' equity to average total assets	7.05%	7.38%	8.35%	8.61%	8.49%
Yield on earning assets (FTE)	3.96%	3.83%	3.84%	3.77%	3.66%
Cost of funds	0.84%	0.69%	0.59%	0.59%	0.53%
Net interest spread (FTE)	3.12%	3.15%	3.25%	3.18%	3.13%
Net interest margin (FTE)	3.26%	3.26%	3.35%	3.27%	3.21%
Total delinquent loans/total loans	0.71%	0.73%	0.72%	0.81%	0.94%
Allowance for loan and lease losses/total loans	1.11%	1.18%	1.17%	1.17%	1.16%
Non-performing loans/total loans	0.41%	0.30%	0.34%	0.35%	0.50%
Annualized net charge-offs/average loans	0.47%	0.10%	0.06%	0.08%	0.14%

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Six Months Ended
	June 30,
(in thousands, except share data)	2018	2017
Interest income
Interest and fees on loans	$17,319	$14,172
Interest and dividends on securities
U.S. government agencies	1,776	1,750
State and political subdivisions, tax-free	58	35
State and political subdivisions, taxable	2,051	1,800
Other securities	435	243
Total interest and dividends on securities	4,320	3,828
Interest on interest-bearing deposits in other banks	35	122
Total interest income	21,674	18,122
Interest expense
Interest on deposits	2,201	1,570
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	1,059	261
Interest on subordinated debentures	113	226
Interest on junior subordinated debentures	186	142
Total interest on borrowed funds	1,358	629
Total interest expense	3,559	2,199
Net interest income before provision (credit) for loan and lease losses	18,115	15,923
Provision (credit) for loan and lease losses	1,600	(57)
Net interest income after provision (credit) for loan and lease losses	16,515	15,980
Non-interest income
Deposit service charges	1,449	1,419
Net (loss) gain on the sale of securities	(4)	971
Net loss on equity securities	(26)	-
Net gain on the sale of mortgage loans held for sale	100	135
Net gain on the sale of SBA guaranteed loans	322	56
Net gain on the sale of other repossessed assets	-	47
Net gain on the sale of other real estate owned	31	57
Loan-related fees	160	156
Income from bank-owned life insurance	272	270
Other	744	482
Total non-interest income	3,048	3,593
Non-interest expense
Salaries and employee benefits	7,151	6,822
Occupancy expense	1,129	1,173
Equipment expense	637	906
Data processing expense	1,295	996
Regulatory assessments	397	337
Bank shares tax	489	510
Professional fees	492	456
Insurance expense	268	253
Other operating expenses	2,340	2,415
Total non-interest expense	14,198	13,868
Income before income taxes	5,365	5,705
Income tax expense	934	1,716
Net income	$4,431	$3,989

Income per share
Basic	$0.26	$0.24
Diluted	$0.26	$0.24

Cash dividends declared per common share	$0.08	$0.06
Weighted average number of shares outstanding:
Basic	16,778,188	16,687,389
Diluted	16,801,426	16,704,056

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income (Loss)

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands, except share data)	2018	2018	2017	2017	2017
Interest income
Interest and fees on loans	$9,031	$8,288	$8,073	$7,576	$7,191
Interest and dividends on securities
U.S. government agencies	886	890	860	816	850
State and political subdivisions, tax-free	38	20	7	7	12
State and political subdivisions, taxable	1,027	1,024	993	1,016	978
Other securities	240	195	154	166	120
Total interest and dividends on securities	2,191	2,129	2,014	2,005	1,960
Interest on interest-bearing deposits in other banks	12	23	34	24	32
Total interest income	11,234	10,440	10,121	9,605	9,183
Interest expense
Interest on deposits	1,134	1,067	1,008	943	826
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	707	352	175	163	130
Interest on subordinated debentures	57	56	57	97	114
Interest on junior subordinated debentures	99	87	81	77	73
Total interest on borrowed funds	863	495	313	337	317
Total interest expense	1,997	1,562	1,321	1,280	1,143
Net interest income before provision for loan and lease losses	9,237	8,878	8,800	8,325	8,040
Provision for loan and lease losses	880	720	283	543	421
Net interest income after provision for loan and lease losses	8,357	8,158	8,517	7,782	7,619
Non-interest income
Deposit service charges	747	702	756	728	728
Net (loss) gain on the sale of securities	(4)	-	259	367	693
Net loss on equity securities	(7)	(19)	-	-	-
Net gain on the sale of mortgage loans held for sale	51	49	63	106	110
Net loss on the sale of other repossessed assets	-	-	-	-	(10)
Net gain on the sale of SBA guaranteed loans	71	251	-	23	56
Net (loss) gain on the sale of other real estate owned	(7)	37	22	-	6
Loan-related fees	76	84	132	96	65
Income from bank-owned life insurance	138	134	128	129	135
Other	464	281	558	265	240
Total non-interest income	1,529	1,519	1,918	1,714	2,023
Non-interest expense
Salaries and employee benefits	3,485	3,666	4,092	3,247	3,298
Occupancy expense	526	603	538	394	586
Equipment expense	323	314	435	474	446
Data processing expense	647	648	521	506	509
Regulatory assessments	196	201	189	160	164
Bank shares tax	222	267	38	252	252
Professional fees	196	296	294	206	180
Insurance expense	133	135	134	132	128
Other operating expenses	1,238	1,102	1,563	1,026	1,377
Total non-interest expense	6,966	7,232	7,804	6,397	6,940
Income before income taxes	2,920	2,445	2,631	3,099	2,702
Income tax expense	508	426	8,745	827	910
Net income (loss)	$2,412	$2,019	$(6,114)	$2,272	$1,792

Income (loss) per share
Basic	$0.14	$0.12	$(0.36)	$0.14	$0.11
Diluted	$0.14	$0.12	$(0.36)	$0.14	$0.11

Cash dividends declared per common share	$0.04	$0.04	$0.04	$0.03	$0.03
Weighted average number of shares outstanding:
Basic	16,792,812	16,763,401	16,757,963	16,757,963	16,716,899
Diluted	16,819,286	16,789,336	16,774,209	16,777,671	16,736,995

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2018	2018	2017	2017	2017
Assets
Cash and cash equivalents:
Cash and due from banks	$16,500	$12,323	$22,755	$24,881	$24,169
Interest-bearing deposits in other banks	4,624	1,873	14,991	18,929	1,991
Total cash and cash equivalents	21,124	14,196	37,746	43,810	26,160
Securities available for sale, at fair value	290,863	298,314	289,459	281,102	282,106
Equity securities, at fair value	892	899	918	925	924
Restricted stock, at cost	7,964	5,703	2,763	2,460	2,292
Loans held for sale	629	366	1,095	147	617
Loans, net of net deferred costs and unearned income	855,391	808,202	770,643	759,489	728,141
Allowance for loan and lease losses	(9,459)	(9,562)	(9,034)	(8,862)	(8,469)
Net loans	845,932	798,640	761,609	750,627	719,672
Bank premises and equipment, net	13,900	12,870	10,388	10,482	10,715
Accrued interest receivable	3,654	3,430	3,234	3,203	2,784
Bank-owned life insurance	30,732	30,594	30,460	30,332	30,203
Other real estate owned	787	579	1,023	1,088	1,183
Other assets	22,810	23,669	23,610	32,935	31,083
Total assets	$1,239,287	$1,189,260	$1,162,305	$1,157,111	$1,107,739

Liabilities
Deposits:
Demand (non-interest-bearing)	$177,388	$172,896	$176,325	$162,426	$147,878
Interest-bearing	777,855	782,357	826,123	820,786	784,872
Total deposits	955,243	955,253	1,002,448	983,212	932,750
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	174,251	121,485	44,968	45,350	44,903
Subordinated debentures	5,000	5,000	5,000	5,000	10,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	189,561	136,795	60,278	60,660	65,213
Accrued interest payable	331	284	241	244	235
Other liabilities	7,027	10,190	10,147	15,513	12,797
Total liabilities	1,152,162	1,102,522	1,073,114	1,059,629	1,010,995

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	21,021	20,958	20,947	20,947	20,947
Additional paid-in capital	63,374	63,335	63,210	63,143	63,076
Retained earnings	9,792	8,057	6,779	13,282	11,517
Accumulated other comprehensive (loss) income	(7,062)	(5,612)	(1,745)	110	1,204
Total shareholders' equity	87,125	86,738	89,191	97,482	96,744
Total liabilities and shareholders’ equity	$1,239,287	$1,189,260	$1,162,305	$1,157,111	$1,107,739

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(dollars in thousands)	2018	2018	2017	2017	2017
Interest income
Loans:
Loans - taxable	$8,631	$7,934	$7,736	$7,266	$6,873
Loans - tax-free	506	448	511	470	482
Total loans	9,137	8,382	8,247	7,736	7,355
Securities:
Securities, taxable	2,153	2,109	2,007	1,998	1,948
Securities, tax-free	48	25	11	11	18
Total interest and dividends on securities	2,201	2,134	2,018	2,009	1,966
Interest-bearing deposits in other banks	12	23	34	24	32
Total interest income	11,350	10,539	10,299	9,769	9,353
Interest expense
Deposits	1,134	1,067	1,008	943	826
Borrowed funds	863	495	313	337	317
	1,997	1,562	1,321	1,280	1,143
Net interest income	$9,353	$8,977	$8,978	$8,489	$8,210

Average balances
Earning assets:
Loans:
Loans - taxable	$784,427	$748,375	$725,988	$700,729	$682,426
Loans - tax-free	49,855	44,383	41,548	38,109	40,190
Total loans	834,282	792,758	767,536	738,838	722,616
Securities:
Securities, taxable	305,627	301,032	292,307	290,348	287,133
Securities, tax-free	4,677	2,325	600	600	1,105
Total securities	310,304	303,357	292,907	290,948	288,238
Interest-bearing deposits in other banks	2,629	3,825	12,215	7,499	12,676
Total interest-earning assets	1,147,215	1,099,940	1,072,658	1,037,285	1,023,530
Non-earning assets	74,188	76,114	89,801	92,603	90,672
Total assets	$1,221,403	$1,176,054	$1,162,459	$1,129,888	$1,114,202
Interest-bearing liabilities:
Deposits	$790,233	$806,494	$824,680	$792,649	$783,672
Borrowed funds	163,547	102,676	67,476	73,168	72,347
Total interest-bearing liabilities	953,780	909,170	892,156	865,817	856,019
Demand deposits	173,037	169,450	162,135	156,483	152,974
Other liabilities	8,444	10,663	11,079	10,325	10,633
Shareholders' equity	86,142	86,771	97,089	97,263	94,576
Total liabilities and shareholders' equity	$1,221,403	$1,176,054	$1,162,459	$1,129,888	$1,114,202

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.40%	4.24%	4.26%	4.15%	4.03%
Interest and fees on loans - tax-free	4.06%	4.04%	4.92%	4.93%	4.80%
Total loans	4.38%	4.23%	4.30%	4.19%	4.07%
Securities:
Securities, taxable	2.82%	2.80%	2.75%	2.75%	2.71%
Securities, tax-free	4.11%	4.30%	7.33%	7.33%	6.51%
Total securities	2.84%	2.81%	2.76%	2.76%	2.73%
Interest-bearing deposits in other banks	1.83%	2.41%	1.11%	1.28%	1.01%
Total earning assets	3.96%	3.83%	3.84%	3.77%	3.66%
Interest-bearing liabilities:
Interest on deposits	0.57%	0.53%	0.49%	0.48%	0.42%
Interest on borrowed funds	2.11%	1.93%	1.86%	1.84%	1.75%
Total interest-bearing liabilities	0.84%	0.69%	0.59%	0.59%	0.53%
Net interest spread	3.12%	3.15%	3.25%	3.18%	3.13%
Net interest margin	3.26%	3.26%	3.35%	3.27%	3.21%

FNCB Bancorp, Inc.
Asset Quality Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2018	2018	2017	2017	2017
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$3,469	$2,403	$2,578	$2,642	$3,681
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	3,469	2,403	2,578	2,642	3,681
Other real estate owned (OREO)	787	579	1,023	1,088	1,183
Other non-performing assets	1,900	1,900	1,900	1,900	1,900
Total non-performing assets	$6,156	$4,882	$5,501	$5,630	$6,764

Accruing TDRs	$8,741	$8,797	$9,299	$9,283	$9,306

For the three months ended
Allowance for loan and lease losses
Beginning balance	$9,562	$9,034	$8,862	$8,469	$8,306
Loans charged-off	1,310	400	310	377	465
Recoveries of charged-off loans	327	208	199	227	207
Net charge-offs	983	192	111	150	258
Provision for loan and lease losses	880	720	283	543	421
Ending balance	$9,459	$9,562	$9,034	$8,862	$8,469